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                  DAEDALUS ENTERPRISES, INC. AND SUBSIDIARIES


                                                                   EXHIBIT 11.01


                       COMPUTATION OF EARNINGS PER SHARE

                                                                             1997            1996          1995
                                                                         ----------------------------------------
AS REPORTED                                                                 $(0.12)         $(1.85)       $(0.70)
=================================================================================================================
PRIMARY
   Average shares outstanding                                             $533,464        $522,597      $513,287
   Dilutive stock options--based upon treasury
       stock method using average market price                                   0               0             0
-----------------------------------------------------------------------------------------------------------------
                                                          TOTAL           $533,464        $522,597      $513,287
=================================================================================================================
   Net loss as reported                                                   $(64,143)      $(966,585)    $(361,773)
   Effect of application of modified treasury
      stock method                                                               0               0             0
-----------------------------------------------------------------------------------------------------------------
                                          ADJUSTED NET EARNINGS           $(64,143)      $(966,585)    $(361,773)
=================================================================================================================
                                               PER SHARE AMOUNT                            $(1.850)      $(0.705)
=================================================================================================================
FULLY DILUTED
   Average shares outstanding                                             $533,464        $522,597      $513,287
   Dilutive stock options--based upon treasury
      stock method using ending market price                                     0               0             0
-----------------------------------------------------------------------------------------------------------------
                                                          TOTAL           $533,464        $522,597      $513,287
=================================================================================================================
   Net loss as reported                                                   $(64,143)      $(966,585)    $(361,773)
   Effect of application of modified treasury
      stock method                                                               0               0             0
-----------------------------------------------------------------------------------------------------------------
                                          ADJUSTED NET EARNINGS           $(64,143)      $(966,585)    $(361,773)
=================================================================================================================
                                               PER SHARE AMOUNT            $(0.120)        $(1.850)      $(0.705)
=================================================================================================================


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